                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       Form 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934


                                   December 22, 1997
                   Date of Report (Date of earliest event reported)


                                 LARSCOM INCORPORATED
                (Exact name of registrant as specified in its charter)



       DELAWARE                        1-12491                  94-2362692
    ---------------          ------------------------      -------------------
    (State or other          (Commission File Number)      (I.R.S.Employer
    jurisdiction of                                        Identification No.)
    incorporation)

                                1845 McCandless Drive
                                 Milpitas, CA  95035
                       (Address of principal executive offices)

                                   (408) 941-4000
                 (Registrant's telephone number, including area code)


                                    Not Applicable

                (Former name or address, if change since last report)
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ITEM 5.  OTHER EVENTS.

    Larscom Incorporated (the "Company") today announced in an interview with Dow Jones Newswire that the Company expects its financial results for the quarter ending December 31, 1997 to meet analyst expectations, subject to the accounting impact of the Company's impending acquisition of NetEdge Systems, Inc. The acquisition is intended to be accounted for as a purchase and will result in a substantial one-time charge. Revenues are expected to be approximately $20.3 million and earnings per share are expected, without giving effect to the acquisition, to meet analyst expectations of approximately $0.13. The Company indicated that recent events in Asia are not expected to affect the Company's business in the near term, as Asia currently represents only 1% of revenues. The Company also indicated that gross margins are expected to be consistent with margins in recent quarters. The Company further indicated that it continues to expect to close the acquisition of NetEdge Systems, Inc. prior to year end, and that it expects to complete the integration of the two companies without significant difficulties.

    The foregoing paragraph constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those suggested by the forward-looking statements as a result of a number of risks and uncertainties.

    The Company's final results for the quarter ending December 31, 1997 will depend upon customer orders and shipments through the end of the quarter and customary quarter-end accounting reviews and any associated adjustments, including review of revenue recognition with respect to sales during the quarter, as well as the potential impact of sales mix changes on the calculation of costs of goods sold and gross margin, and the identification and final calculation of operating and other expenses. In addition, the acquisition of NetEdge Systems, Inc. will result in a substantial one-time charge to be incurred in the quarter in which the acquisition is consummated. The amount of this charge remains to be determined.

    The closing of the acquisition is subject to customary closing conditions. In addition, acquisitions involve significant inherent risks and uncertainties, including the difficulties associated with integrating the management, products and technologies, sales force, and other operations of the two companies.

    Reference is also made to the risk factors enumerated in the Company's publicly filed periodic reports, including the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.

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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             LARSCOM INCORPORATED


Dated:  December 22, 1997
                             By:  /s/ Bruce D. Horn
                                  --------------------------------------------
                                  Bruce D. Horn
                                  Vice President, Finance and Chief Financial
                                  Officer (Principal Financial and Accounting
                                  Officer)